UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 21, 2013

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	001-33390	52-2054948
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

7007 Broadway Ave., Cleveland, Ohio	44105
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code	(216) 441-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of TFS Financial Corporation (the “Company”) was held on Thursday, February 21, 2013 in Cleveland, Ohio. For more information on the following proposals, see the Company's proxy statement dated January 7, 2013, the relevant portions of which are incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspectors of Elections, disclosed the following tabulation of votes:

The stockholders elected the one nominee for director, to hold office for a two-year term and until his successor has been duly elected and appointed as follows:

Director	For	Withheld	Broker Non-Votes
Ben S. Stefanski III	292,283,615	2,691,797	11,612,697

The stockholders elected the three nominees for director, each to hold office for a three-year term and until his successor has been duly elected and appointed as follows:

Director	For	Withheld	Broker Non-Votes
Martin J. Cohen	293,576,412	1,399,000	11,612,697
Robert A. Fiala	267,333,545	27,641,867	11,612,697
Marc A. Stefanski	274,085,832	20,889,580	11,612,697

The stockholders re-approved the Company's Management Incentive Compensation Plan, and voted as follows:

For	Against	Abstain	Broker Non-Votes
292,734,040	1,600,018	641,354	11,612,697

The stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent accountant for the Company's fiscal year ending September 30, 2013, and voted as follows:

For	Against	Abstain
306,191,910	202,297	193,902

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

February 25, 2013	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Operating Officer